Exhibit 99.1

NEWS RELEASE
Vanguard Natural Resources, Inc. Announces Engagement of Jefferies LLC, Effectiveness of OTCQX Listing, and Management and Board Changes

Houston – September 29, 2017 – (PR NEWSWIRE) - Vanguard Natural Resources, Inc. (the “Company”) today announced a number of steps in its ongoing plan to maximize shareholder value and position the Company for long-term success. These include the retention of a financial advisor, listing on the OTCQX Market, and changes to the board of directors and management team.
Engagement of Jefferies
The board of directors of the Company (the “Board”) has retained Jefferies LLC (“Jefferies”) to advise its Strategic Opportunities Committee (the “Committee”), which is responsible for overseeing the ongoing strategic review of the Company’s asset base and development plans. Jefferies has been retained to advise the Company in connection with one or more potential strategic transactions, including possible sales or dispositions of assets, joint ventures, strategic partnerships or other similar transactions.
In conjunction with the assignment, Jefferies will work closely with the Committee and Board to design and help implement the Company’s go-forward strategy and pursue certain targeted objectives to maximize shareholder value, including to:

•	Reduce financial leverage, expand access to capital, and maximize flexibility to execute on high rate of return growth opportunities;

•	Simplify and refocus the existing asset base;

•	Assess and pursue attractive organic development opportunities within the portfolio; and

•	Evaluate certain other potential strategic alternatives.
There is no assurance that the review by the Board and its Committee will result in any particular transactions, and no decisions have been made on the timing or terms of any such transactions. The Company does not expect to provide updates with respect to this review unless or until it determines that further disclosure is appropriate.
OTCQX Listing

The Company also announced that its common stock will begin trading over-the-counter today on the OTCQX Market under the symbol VNRR. The OTCQX is the premier marketplace on OTC Markets Group’s highly visible electronic trading venue in the United States.
Scott W. Smith, President and Chief Executive Officer of the Company, commented “Listing on the OTCQX represents an important corporate milestone, and we expect to enhance trading liquidity and expand the pool of potential investors as a result.”
Appointment of Richard Scott Sloan as Executive Vice President and Chief Financial Officer
Effective immediately, Richard Scott Sloan will serve as Executive Vice President and Chief Financial Officer of the Company. Mr. Sloan will remain on the Board, on which he has served since August 2017, but step down from his roles as chair of the Audit Committee and member of the Compensation Committee of the Board. Mr. Sloan previously held various senior leadership positions over his 27 year career at BP and Hess, including SVP Strategy, Commercial and New Business Development at Hess, and President of BP Russia, Director of M&A, and several regional Chief Financial Officer roles at BP. He received his BA in Economics from Colgate University and MBA in Corporate Finance from the University of Chicago.
Joseph Citarrella, Chairman of the Board, remarked “Scott is a seasoned financial executive with an accomplished career in the oil and gas industry. He has rapidly proven himself as an invaluable voice on Vanguard’s Board, and having held numerous senior leadership positions at BP through the course of a distinguished tenure, he is particularly well-equipped to work alongside our senior executive, operations and finance teams to develop and implement the Company’s business strategy and growth plans.”
Mr. Sloan’s appointment follows Richard A. Robert, Vanguard’s Executive Vice President and Chief Financial Officer’s notification to the Company on September 26, 2017 of his decision to resign, effective immediately. Mr. Robert’s resignation, and related departure from the Board, did not result from a disagreement with the Company on any matter relating to its operations, policies or practices, including its accounting, internal controls or financial reporting matters.
Mr. Citarrella noted, “On behalf of the entire Board, I would like to thank Richard for his dedication and many years of service, especially during a critical time for the Company as it emerged from its Chapter 11 reorganization. He was a valued member of the management team and we wish him every success in his future endeavors.”
Richard A. Robert said, “I am honored to have had the opportunity to help the organization through its successful financial restructuring, and assist in positioning the Company for future success. I wish my colleagues the best of luck going forward.”
Election of New Director
On September 26, 2017, Randall M. Albert was elected by the stockholders of the Company to join the Board, filling the vacancy created by Mr. Robert’s resignation. Mr. Albert will stand for reelection at the Company’s next Annual Meeting of Stockholders.

“We are very excited to welcome Randy to the Board,” said Mr. Citarrella, adding “Randy’s extensive oil and gas operating expertise will be a tremendous asset to the Company and its shareholders going forward.”
Mr. Albert most recently retired from CONSOL Energy after a 34 year career, last serving as Chief Operating Officer-Gas. During his time at CONSOL, Mr. Albert led the rapid development of CONSOL Energy’s Marcellus Shale and emerging Utica Shale programs. Mr. Albert also currently serves as an independent Director of Eclipse Resources and Non Executive Board Member at Wellsite Rentals, and is the immediate past Chairman of the Marcellus Shale Coalition and a Member of the Virginia Tech Mining and Minerals Engineering Advisory Board. Mr. Albert holds a BS in Mining Engineering from Virginia Tech, where in 2016 he was inducted into the Virginia Tech Academy of Engineering Excellence, the highest honor bestowed on College of Engineering graduates.
About Vanguard Natural Resources, Inc.

Vanguard Natural Resources, Inc. is an independent oil and gas company focused on the acquisition, production and development of oil and natural gas properties. Vanguard’s assets consist primarily of producing and non-producing oil and natural gas reserves located in the Green River Basin in Wyoming, the Permian Basin in West Texas and New Mexico, the Gulf Coast Basin in Texas, Louisiana, Mississippi and Alabama, the Anadarko Basin in Oklahoma and North Texas, the Piceance Basin in Colorado, the Big Horn Basin in Wyoming and Montana, the Arkoma Basin in Arkansas and Oklahoma, the Williston Basin in North Dakota and Montana, the Wind River Basin in Wyoming, and the Powder River Basin in Wyoming. More information on Vanguard can be found at www.vnrenergy.com.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

SOURCE: Vanguard Natural Resources, Inc.

Vanguard Natural Resources, Inc.
Lisa A. Godfrey, (832) 399-3820
Vice President, Investor Relations
ir@vnrenergy.com